EXHIBIT 99.1
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FOR IMMEDIATE RELEASE
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                     TIME WARNER CABLE AND ADVANCE/NEWHOUSE
                    ANNOUNCE NEW CABLE PARTNERSHIP STRUCTURE


NEW YORK AND STAMFORD, CT, JUNE 24, 2002 - Time Warner Cable, a division of AOL Time Warner Inc. (NYSE: AOL), and Advance/Newhouse Communications today announced a new structure for their cable partnership.

This new structure will enable Advance/Newhouse to take a more active management role in the day-to-day operations of certain cable partnership systems. Serving approximately 2.1 million cable customers, the systems that Advance/Newhouse will manage are located in Central Florida; Tampa Bay, FL; Birmingham, AL; Indianapolis, IN; Bakersfield, CA and Detroit, MI; and will include several smaller systems in Alabama and northern Florida.

As a result of this restructuring, Advance/Newhouse's economic interest in the cable partnership will track only those systems that it will manage rather than one-third of all cable partnership systems. The economic stakes of AOL Time Warner and Time Warner Entertainment Company, L.P. (TWE) - a separate partnership between AOL Time Warner and AT&T - will track the cable partnership's other systems. When the transaction is complete, Time Warner Cable will continue to fully manage cable systems serving a total of 10.8 million cable subscribers.

Time Warner Cable will continue to provide certain management functions, including programming, for all of the cable partnership's systems. In addition, all of the cable partnership's systems, including those to be managed by Advance/Newhouse, will continue to support multiple ISPs - including AOL High Speed Broadband, Road Runner and EarthLink services - and will roll out other new service technologies like video-on-demand (VOD), subscription VOD, digital video recording and home networking. In the future, the partners will explore ways to work together to provide technological and new product development services jointly for all of the cable partnership's systems.

"We are pleased that this agreement will keep Advance/Newhouse and its cable subscribers in the family," said Glenn Britt, Chairman and CEO of Time Warner Cable. "Together, we will ensure that our customers enjoy a seamless transition, while we continue to benefit operationally from the existing advantages of scale."

"We are pleased to be assuming oversight of the day-to-day management of these fine cable systems. With their strong management teams and dedicated employees, we look forward to providing our customers a great video and data experience and a very high level of customer service and support," said Robert Miron, CEO of Advance/Newhouse. "At the same time, our customers will benefit from the continued cable partnership with Time Warner Cable through the rollout of multiple ISPs, video-on-demand and other advanced services."

All local management decisions at the Advance/Newhouse-managed systems will continue to be made at the local level, just as they have been under the Time Warner Cable structure. No layoffs or job eliminations are planned by virtue of this restructuring.

Advance/Newhouse is expected to assume management responsibility for these systems later this year. After that time, the assets and liabilities and the results of operations - including revenues, EBITDA and operating income -- of the cable systems managed by Advance/Newhouse will no longer be reflected in the consolidated financial statements of AOL Time Warner or TWE. This transaction is not expected to have a material impact on the operating metrics, such as subscriber penetration and average revenue per subscriber, of the cable systems fully managed by Time Warner Cable.

For the first quarter of 2002, the impact of deconsolidating the cable systems which Advance/Newhouse will manage would have reduced the revenues and EBITDA of AOL Time Warner's Cable segment by approximately $350 million and $160 million, respectively. For the full-year 2001, the impact of deconsolidating the Advance/Newhouse-managed systems would have reduced the revenues and EBITDA of AOL Time Warner's Cable segment by approximately $1.250 billion and $570 million, respectively. As of March 31, 2002, AOL Time Warner's net debt would have been reduced by approximately $800 million as a result of this transaction.

As part of this new cable partnership structure, Time Warner Cable will acquire Advance/Newhouse's interest in Road Runner, the world's largest high-speed cable modem Internet service, and consolidate Road Runner's assets, liabilities and results of operations in the consolidated financial statements of AOL Time Warner and TWE. After considering the elimination of intercompany transactions between AOL Time Warner's Cable segment and Road Runner, for the first quarter of 2002, the impact of consolidating Road Runner would have increased revenues and decreased EBITDA for AOL Time Warner's Cable segment by approximately $25 million and $30 million, respectively. For the full-year 2001, the impact of consolidating Road Runner would have increased revenues and decreased EBITDA for AOL Time Warner's Cable segment by approximately $90 million and $170 million, respectively.

Formed in 1995, the objective of the original cable partnership between Time Warner Cable - through TWE -- and Advance/Newhouse was to pool their resources to create stronger cable clusters. Time Warner Cable and Advance/Newhouse contributed approximately 3 million and 1.5 million subscribers, respectively, to the original cable partnership. Through this cable partnership, the two operators were able to build more economically valuable clusters in cities and put themselves in a better position to trade with other cable operators to create new cable clusters.

The cable partnership of Time Warner Cable and Advance/Newhouse currently serves approximately 7 million subscribers, including those systems to be managed by Advance/Newhouse, and major clusters in upstate New York and the Carolinas, as well as 1.1 million subscribers served by Texas Cable Partners, a 50%-owned partnership, whose financial results are not consolidated with those of AOL Time Warner.

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The completion of this transaction is subject to customary closing conditions, including required regulatory approvals.

ABOUT TIME WARNER CABLE

Time Warner Cable owns and manages the world's most advanced, best-clustered cable television operations, with 92 percent of its customers in systems of 100,000 subscribers or more. It is a division of AOL Time Warner Inc.

ABOUT ADVANCE-NEWHOUSE COMMUNICATIONS

Advance/Newhouse is a privately held company headquartered in Syracuse, New York. In addition to its interest in the TWE-A/N cable partnership, Advance/Newhouse holds interests in Discovery Communications, Inc. and Time Warner Telecom, Inc. Robert Miron, the CEO of Advance/Newhouse, has held various positions with Advance/Newhouse for over 30 years and, in addition to other industry positions, has twice served as Chairman of the National Cable Television Association.

Advance/Newhouse is owned by the Newhouse family. In addition to its cable television and programming interests, the Newhouse family's businesses include Conde Nast magazines, PARADE magazine, Golf Digest Companies, Fairchild Publications, daily newspapers serving 26 cities (including Birmingham), American City Business Journals, which publishes business journals in over 45 cities (including Tampa, Orlando and Birmingham), and Advance Internet and CondeNet, producers of online services.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

THIS DOCUMENT INCLUDES CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS OR BELIEFS, AND ARE SUBJECT TO UNCERTAINTY AND CHANGES IN CIRCUMSTANCES. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THE STATEMENTS HEREIN DUE TO CHANGES IN ECONOMIC, BUSINESS, COMPETITIVE, TECHNOLOGICAL AND/OR REGULATORY FACTORS, AND FACTORS AFFECTING THE INTEGRATION OF THE BUSINESSES OF AOL TIME WARNER INC. MORE DETAILED INFORMATION ABOUT THESE FACTORS MAY BE FOUND IN FILINGS BY AOL TIME WARNER AND TIME WARNER ENTERTAINMENT COMPANY, L.P. WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THEIR MOST RECENT ANNUAL REPORTS ON FORM 10-K AND
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COMPANY, L.P. ARE UNDER NO OBLIGATION TO, AND EXPRESSLY DISCLAIM ANY SUCH
OBLIGATION TO, UPDATE OR ALTER THEIR FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE.

FOR FURTHER INFORMATION, CONTACT:

TIME WARNER CABLE
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Mark Harrad 203/328-0613                mark.harrad@twcable.com

AOL TIME WARNER CORPORATE COMMUNICATIONS
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Ed Adler 212/484-6630
Tricia Primrose 212/484-7450            Primrose@AOLTW.com

AOL TIME WARNER INVESTOR RELATIONS
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John Martin 212/484-6579                john.martin@aoltw.com

ADVANCE/NEWHOUSE
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Robert Miron 315/634-6502
Steve Miron 315/634-6510